                     PAUL, HASTINGS, JANOFSKY & WALKER LLP
      A LIMITED LIABILITY PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS


                              THIRTY-FIRST FLOOR
                                399 PARK AVENUE
                           NEW YORK, NEW YORK 10022
                           TELEPHONE (212) 318-6000
                           FACSIMILE (212) 319-4090

                                October 3, 1996

Catalina Marketing Corporation
11300 Ninth Street North
St. Petersburg, Florida 33716-2329

Ladies and Gentlemen:

  This opinion is being delivered to you in connection with the filing of a registration statement (the "Registration Statement") on Form S-3, for the offering from time to time of up to 54,517 shares (the "Shares") of Common Stock, $.01 par value per share (the "Common Stock"), of Catalina Marketing Corporation, a Delaware corporation (the "Company"), by certain stockholders of the Company (collectively, the "Selling Stockholders"). The Company issued 41,672 of the Shares, and such Shares were acquired by certain Selling Stockholders, in connection with the Company's purchase of shares of common stock of its Delaware subsidiary, Catalina Marketing UK, Inc. ("CMUK") from such Selling Stockholders. The Company issued the additional 12,845 Shares, and such Shares were acquired by certain Selling Stockholders, in exchange for the cancellation of options under the Employee Share Option Scheme of Catalina Marketing UK, Ltd., the wholly-owned subsidiary of CMUK.

  We have acted as counsel to the Company in connection with the preparation of the Registration Statement.

  In connection with this opinion, we have examined executed copies or originals of:

  (i) the Certificate of Incorporation, as amended, and the Bylaws of the Company;

  (ii) signed copies of the Registration Statement and all Exhibits thereto, all as filed with the Securities and Exchange Commission on October 3, 1996;

  (iii)minutes of the meetings of the Board of Directors of the Company; and

  (iv) such other documents as we have deemed material to the opinion set forth below.

  The documents described in Paragraphs (i) through (iv) are herein collectively called the "Company Documents."

  We have reviewed certificates of public officials and of the Company, statutes, records and other instruments and documents, as we have deemed necessary to form a basis for the opinion hereinafter expressed.

  In our examination of the Company Documents, we have assumed, without independent investigation, (i) the genuineness of all signatures, and the authority, of all persons or entities signing all documents examined by us and
(ii) the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us as certified, conformed or photostatic copies. We have relied, without independent investigation or verification, upon statements and representations of representatives of the Company and the Selling Stockholders and upon certificates of officers of the Company.

  Based upon and subject to the foregoing, we are of the opinion that the Shares are duly authorized, validly issued, fully paid and non-assessable.

Catalina Marketing Corporation
October 3, 1996
Page 2

  We hereby consent to the filing of this opinion as part of the Registration Statement and to the use of our name therein and in the related Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

  This opinion relates solely to the sale of the Shares pursuant to the Registration Statement (and assumes such Registration Statement remains effective at the time of sale and that there is no material change on such date from the information provided to us as of the date hereof).

  We do not express any opinion herein concerning the laws of any jurisdiction other than the laws of the State of New York, the Delaware General Corporation Law and applicable federal laws of the United States.

                                          Very truly yours,

                                          Paul, Hastings, Janofsky & Walker
                                          LLP